Exhibit 99.1
Nautilus, Inc.’s Continued Listing Plan Accepted by the NYSE
VANCOUVER, Wash., December 3, 2010 — Fitness company Nautilus, Inc. (NYSE:NLS) today announced that the New York Stock Exchange (the “NYSE”) has accepted the Company’s plan of compliance for continued listing on the NYSE. As a result, the Company’s stock will continue to be listed on the NYSE, subject to quarterly reviews by the NYSE to monitor the Company’s progress towards the plan over an 18 month period. The 18 month monitoring period began on September 23, 2010.
About Nautilus, Inc.
Headquartered in Vancouver, Wash., Nautilus, Inc. (NYSE:NLS) is a fitness products company providing innovative, quality solutions to help people achieve a healthy lifestyle. With a brand portfolio including Nautilus®, Bowflex®, Schwinn® Fitness, and Universal®, Nautilus markets innovative fitness products through direct and retail channels. Website: www.nautilusinc.com
Safe Harbor Statement:
This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning Nautilus’ future compliance with the NYSE’s continued listing standards. Factors that could cause Nautilus, Inc. actual results to differ materially from these forward-looking statements include availability and price of media time consistent with our cost and audience profile standards, our ability to continue to reduce operating costs, a further decline in consumer spending due to unfavorable economic conditions, a change in the availability of credit for our customers who finance their purchases, our ability to effectively develop, market and sell future products, the impact that delisting or potential delisting of our common stock from the New York Stock Exchange may have on our customer and supplier relationships and reputation, our ability to get foreign-sourced product through customs in a timely manner, our ability to protect our intellectual property, introduction of lower-priced competing products, unpredictable events and circumstances relating to international operations including our use of foreign manufacturers, government regulatory action and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual result or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstance.

SOURCE: Nautilus, Inc.
For Nautilus, Inc.
Investor Relations
John Mills, 310-954-1100